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                                                                       EXHIBIT 3

                             Joint Filing Agreement


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the person named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.05, of IBP, Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.



                                     SMITHFIELD FOODS, INC.


                                     By:    /s/  C. Larry Pope
                                           ----------------------------------
                                           Name: C. Larry Pope
                                           Title:    Vice President and Chief
                                                     Financial Officer


                                     SF INVESTMENTS, INC.


                                     By:    /s/  Michael Cole
                                           ----------------------------------
                                           Name: Michael Cole
                                           Title:    Vice President